                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549

                            ---------------------------

                                      FORM T-1

                              STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                      CORPORATION DESIGNATED TO ACT AS TRUSTEE

           Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) ____

                              ------------------------

                                   CITIBANK, N.A.
                (Exact name of trustee as specified in its charter)

                                                       13-5266470
                                                       (I.R.S. employer
                                                       identification no.)

399 Park Avenue, New York, New York                    10043
(Address of principal executive office)                (Zip Code)

                              -----------------------

                           Computer Sciences Corporation
                (Exact name of obligor as specified in its charter)

Nevada                                                      95-2043126
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                              identification no.)


2100 East Grand Avenue
El Segundo, California                                      90245
(Address of principal executive offices)                    (Zip Code)

                             -------------------------

                                  Debt Securities
                        (Title of the indenture securities)

Item 1.   General Information.

          Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Name                                    Address
          ----                                    -------
          Comptroller of the Currency             Washington, D.C.

          Federal Reserve Bank of New York        New York, NY
          33 Liberty Street
          New York, NY

          Federal Deposit Insurance Corporation   Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

          Yes.

Item 2.   Affiliations with Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

               None.

Item 16.  List of Exhibits.

          List below all exhibits filed as a part of this Statement of Eligibility.

          Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

          Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

          Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

          Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

          Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

          Exhibit 5 - Not applicable.

          Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

          Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of September 30, 1998 attached)

          Exhibit 8 -  Not applicable.

          Exhibit 9 -  Not applicable.


                                 ------------------


                                     SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 12th day of February, 1999.



                                        CITIBANK, N.A.

                                        By   /s/Wafaa Orfy
                                             -------------------------
                                             Wafaa Orfy
                                             Senior Trust Officer

                                   CHARTER NO. 1461
                             COMPTROLLER OF THE CURRENCY
                                NORTHEASTERN DISTRICT
                                 REPORT OF CONDITION
                                    CONSOLIDATING
                                 DOMESTIC AND FOREIGN
                                   SUBSIDIARIES OF

                                    CITIBANK, N.A.

     OF NEW YORK IN THE STATE OF NEW YORK, AT THE CLOSE OF BUSINESS ON SEPTEMBER 30, 1998, PUBLISHED IN RESPONSE TO CALL MADE BY COMPTROLLER OF THE CURRENCY, UNDER TITLE 12, UNITED STATES CODE, SECTION 161. CHARTER NUMBER 1461 COMPTROLLER OF THE CURRENCY NORTHEASTERN DISTRICT.

                                        ASSETS

                                                                 Thousands
                                                                 of dollars
     Cash and balances due from de-
       pository institutions:
          Noninterest-bearing balances
          and currency and coin. . . . . . . . . . . . . . .   $  8,336,000
     Interest-bearing balances . . . . . . . . . . . . . . .     14,937,000
     Held-to-maturity securities . . . . . . . . . . . . . .              0
     Available-for-sale securities . . . . . . . . . . . . .     33,505,000
       Federal funds sold and. . . . . . . . . . . . .
     securities purchased under
       agreements to resell. . . . . . . . . . . . . . . . .     11,948,000
     Loans and lease financing receiv-
     ables:
       Loans and Leases, net of un-
       earned income . . . . . . . . . . . .$174,282,000
       LESS: Allowance for loan
       and lease losses. . . . . . . . . . .   4,631,000
     Loans and leases, net of un-
       earned income, allowance,
       and reserve . . . . . . . . . . . . . . . . . . . . .    169,651,000
     Trading assets  . . . . . . . . . . . . . . . . . . . .     36,759,000
     Premises and fixed assets (includ-
       ing capitalized leases) . . . . . . . . . . . . . . .      3,757,000
     Other real estate owned . . . . . . . . . . . . . . . .        510,000
     Investments in unconsolidated
       subsidiaries and associated com-
       panies. . . . . . . . . . . . . . . . . . . . . . . .      1,252,000
     Customers' liability to this bank
       on acceptances outstanding. . . . . . . . . . . . . .      1,611,000
     Intangible assets . . . . . . . . . . . . . . . . . . .      2,965,000
     Other assets. . . . . . . . . . . . . . . . . . . . . .     10,891,000
                                                               ------------
     TOTAL ASSETS. . . . . . . . . . . . . . . . . . . . . .   $296,122,000
                                                               ------------
                                                               ------------
                                     LIABILITIES
     Deposits:
       In domestic offices . . . . . . . . . . . . . . . . .   $ 38,517,000
       Noninterest-
          bearing. . . . . . . . . . . . . .$ 12,875,000
       Interest-
          bearing. . . . . . . . . . . . . . .25,642,000
     In foreign offices, Edge and
       Agreement subsidiaries, and
       IBFs  . . . . . . . . . . . . . . . . . . . . . . . .    162,357,000
       Noninterest-
          bearing. . . . . . . . . . . . . . .10,724,000
       Interest-
          bearing. . . . . . . . . . . . . . 151,633,000
     Federal funds purchased and
       securities sold under agree-
       ments to repurchase . . . . . . . . . . . . . . . . .      8,114,000
     Trading liabilities . . . . . . . . . . . . . . . . . .     31,664,000
     Other borrowed money (includes
     mortgage indebtedness and
     obligations under capitalized
     leases):
       With a remaining maturity of one
       year or less. . . . . . . . . . . . . . . . . . . . .     10,429,000
       With a remaining maturity of more
       than one year through three years . . . . . . . . . .      1,405,000
       With a remaining maturity of more
       than three years. . . . . . . . . . . . . . . . . . .      2,160,000
     Bank's liability on acceptances ex-
       ecuted and outstanding. . . . . . . . . . . . . . . .      1,684,000
     Subordinated notes and
     debentures. . . . . . . . . . . . . . . . . . . . . . .      6,000,000
     Other liabilities . . . . . . . . . . . . . . . . . . .     15,590,000
                                                               ------------
     TOTAL LIABILITIES . . . . . . . . . . . . . . . . . . .   $277,920,000
                                                               ------------
                                                               ------------

                                    EQUITY CAPITAL
     Perpetual preferred stock
       and related surplus . . . . . . . . . . . . . . . . .              0
     Common stock. . . . . . . . . . . . . . . . . . . . . .   $    751,000
     Surplus . . . . . . . . . . . . . . . . . . . . . . . .      7,771,000
     Undivided profits and capital re-
       serves. . . . . . . . . . . . . . . . . . . . . . . .     10,629,000
     Net unrealized holding gains (losses)
       on available-for-sale securities. . . . . . . . . . .       (245,000)
     Cumulative foreign currency
       translation adjustments . . . . . . . . . . . . . . .       (704,000)
                                                               ------------
     TOTAL EQUITY CAPITAL. . . . . . . . . . . . . . . . . .   $ 18,202,000
                                                               ------------
     TOTAL LIABILITIES, LIMITED-
       LIFE PREFERRED STOCK, AND
       EQUITY CAPITAL  . . . . . . . . . . . . . . . . . . .   $296,122,000
                                                               ------------
                                                               ------------

     I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
                                                            ROGER W. TRUPIN
                                                                 CONTROLLER

     We, the undersigned directors, attest to the correctness of this Report of Condition.
     We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.
                                                            PAUL J. COLLINS
                                                               JOHN S. REED
                                                          WILLIAM R. RHODES
                                                                  DIRECTORS